Exhibit 24.1

RELM WIRELESS CORPORATION
POWER OF ATTORNEY

Each of the undersigned directors of RELM Wireless Corporation, a Nevada corporation (the “Company”), which proposes to file with the Securities and Exchange Commission (i) a Registration Statement on Form S-8 (the “Registration Statement”) and (ii) a Post-Effective Amendment to Registration Statement on Form S-8 (File No. 333-147354) (the “Post-Effective Amendment”) under the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Timothy A. Vitou, President, and William P. Kelly, Executive Vice President and Chief Financial Officer, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign in any and all capacities and file: (i) such Registration Statement and Post-Effective Amendment; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all additional amendments, post-effective amendments and supplements thereto (or any other registration statements for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act); and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 15th day of June, 2017.

/s/ D. Kyle Cerminara	/s/ Lewis M. Johnson
D. Kyle Cerminara, Chairman of the Board and Director	Lewis M. Johnson, Director

/s/ E. Gray Payne	/s/ Charles T. Lanktree
E. Gray Payne, Director	Charles T. Lanktree, Director

/s/ Ryan R.K. Turner	/s/ John W. Struble
Ryan R.K. Turner, Director	John W. Struble, Director

/s/ Michael R. Dill
Michael R. Dill, Director